As filed with the Securities and Exchange Commission on December 5, 2003

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    ---------


                        NATURAL GAS SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)


            Colorado                                     75-2811855
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                           2911 South County Road 1260
                              Midland, Texas 79706
                                 (432) 563-3974
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------


                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------


                    Wayne L. Vinson, Chief Executive Officer
                           2911 South County Road 1260
                              Midland, Texas 79706
                                 (915) 563-3974
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   ----------


                         CALCULATION OF REGISTRATION FEE

============================= =============== ================== ==================== ======================

   Title of securities to be   Amount to be    Proposed maximum    Proposed maximum         Amount of
          registered            registered      offering price    aggregate offering   registration fee (1)
                                                  per share             price
----------------------------- --------------- ------------------ -------------------- ----------------------
Common Stock, par value            97,500            $5.53            $539,175             $43.20
  $0.01 per share
Common Stock, par value            12,000            $2.00             $24,000            $1.95
  $0.01 per share
Common Stock, par value            33,000            $3.25            $107,250             $8.68
  $0.01 per share
Common Stock, par value             7,500            $3.88             $29,100            $2.36
  $0.01 per share

              Total               150,000                             $160,350           $56.19
                                  =======
----------------------------- --------------- ------------------ -------------------- ----------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the 1998 Stock Option Plan required by Item 1 of Form S-8 will be sent or given to the pertinent individual(s) as specified by Rule 428 under the Securities Act of 1933, as amended. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. We shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, we shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

         We hereby incorporate by reference into this registration statement the following documents previously filed with the Commission:

         A. our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2002;

         B. our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003;

         C. our Current Reports on Form 8-K filed on March 6, 2003, April 14, 2003, May 8, 2003, August 6, 2003 and November 12, 2003;

         D. the description of our Common Stock, par value $.01 per share, set forth in our Registration Statement on Form 8-A filed on July 17, 2002, including any amendment or report filed for the purpose of updating such description; and

         E. all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.
----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         Section 7-109-102 of the Colorado Business Corporation Act permits a Colorado corporation to indemnify any director against liability if such person acted in good faith and, in the case of conduct in an official capacity with the corporation, that the director's conduct was in the corporation's best interests and, in all other cases, that the director's conduct was at least not opposed to the best interests of the corporation or, with regard to criminal proceedings, the director had no reasonable cause to believe the director's conduct was unlawful.

         Section 7-109-103 of the Colorado Business Corporation Act provides that, unless limited by its articles of incorporation, a Colorado corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

         Section 3 of Article IX of our articles of incorporation provides that we shall indemnify, to the maximum extent permitted by law in effect from time to time, any person who is or was a director, officer, agent, fiduciary or employee of ours against any claim. liability or expense arising against or incurred by such person made party to a proceeding because such person is or was a director, officer, partner, trustee, employee, fiduciary or agent at our request. We further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

         Article VI of our bylaws provides for the indemnification of certain persons.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.  Exhibits.
-----------------

         The following documents are filed as a part of this registration statement.

Exhibit
Number      Description
------      -----------

4.1 1998 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Registration Statement No. 333-88314).

5           Opinion of Jones & Keller, P.C. regarding legality of securities.

23.1        Consent of HEIN & ASSOCIATES LLP.

23.2        Consent of Jones & Keller,  P.C.  (included in the opinion  filed as
            Exhibit 5).

Item 9.  Undertakings.
---------------------

         A. The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Midland, State of Texas, on December 3, 2003.

                                    NATURAL GAS SERVICES GROUP, INC.


                                    By  /s/ Wayne L. Vinson
                                       -----------------------------------------
                                       Wayne L. Vinson, Chief Executive Officer


                                    By  /s/ Earl R. Wait
                                       -----------------------------------------
                                         Earl R. Wait, Chief Financial Officer &
                                         Principal Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                      Title            Date
---------                                      -----            ----

/s/ William F. Hughes                         Director          December 3, 2003
-------------------------------
William F. Hughes

/s/ Wallace O. Sellers                        Director          December 3, 2003
-------------------------------
Wallace O. Sellers

/s/ Wallace C. Sparkman                       Director          December 3, 2003
-------------------------------
Wallace C. Sparkman

/s/ Gene A. Strasheim                         Director          December 3, 2003
-------------------------------
Gene A. Strasheim

/s/ Wayne L. Vinson                           Director          December 3, 2003
-------------------------------
Wayne L. Vinson

/s/ Richard L. Yadon                          Director          December 3, 2003
-------------------------------
Richard L. Yadon

                                INDEX TO EXHIBITS

Exhibit
Number      Description
------      -----------

4.1 1998 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Registration Statement No. 333-88314).

5           Opinion of Jones & Keller, P.C. regarding legality of securities.

23.1        Consent of HEIN & ASSOCIATES LLP.

23.2        Consent of Jones & Keller,  P.C.  (included in the opinion  filed as
            Exhibit 5).